UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 26, 2013

PROSPECT GLOBAL RESOURCES INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54438	26-3024783
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

1401 17th Street
Suite 1550
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 990-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

As reported in our Current Report on Form 8-K filed on June 26, 2013,  we closed our previously announced underwritten public offering on June 26, 2013 of an aggregate of 41,666,700 units, consisting of 41,666,700 shares of  our Common Stock, together with (i) Series A warrants to purchase 41,666,700 additional shares of Common Stock  and (ii) Series B warrants to purchase 41,666,700 additional shares of Common Stock and additional Series A Warrants to purchase 41,666,700 additional shares of Common Stock, at a public offering price of $0.12 per Unit in an underwritten public offering. The Series B Warrants are exercisable immediately at an exercise price of $0.12 per share and will expire at the close of business on November 1, 2013, not September 24, 2013 as mistakenly reported in the June 26, 2013 Current Report on Form 8-K.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 26, 2013, we entered into agreements to amend our senior debt to The Karlsson Group, Inc. The amendments are described in Item 203 of our Current Report on Form 8-K filed on June 26, 2013.  The material agreements entered into with The Karlsson Group, Inc. are filed as exhibits to this Current Report on Form 8-K.

 (d) Exhibits.

Exhibit No.	Identification of Exhibits
Exhibit 10.1	Second Extension Agreement with The Karlsson Group
Exhibit 10.2	Second Reaffirmation and Ratification Agreement with The Karlsson Group
Exhibit 10.3	Second Amendment to Karlsson Group Note
Exhibit 10.4	Karlsson Group Warrant
Exhibit 10.5	Amendment No. 1 to Registration Rights Agreement with The Karlsson Group
Exhibit 10.6	Second Amendment to Supplemental Payment Agreement with The Karlsson Group
Exhibit 10.7	Amendment to Escrow Agreement with The Karlsson Group

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPECT GLOBAL RESOURCES INC.

	By:	/s/ Gregory M. Dangler
Date: June 27, 2013		Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.           Description of Exhibit

Exhibit No.	Identification of Exhibits
Exhibit 10.1	Second Extension Agreement with The Karlsson Group
Exhibit 10.2	Second Reaffirmation and Ratification Agreement with The Karlsson Group
Exhibit 10.3	Second Amendment to Karlsson Group Note
Exhibit 10.4	Karlsson Group Warrant
Exhibit 10.5	Amendment No. 1 to Registration Rights Agreement with The Karlsson Group
Exhibit 10.6	Second Amendment to Supplemental Payment Agreement with The Karlsson Group
Exhibit 10.7	Amendment to Escrow Agreement with The Karlsson Group